UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 12, 2004

Mercury Air Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-7134	11-1800515

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
5456 McConnell Avenue, Los Angeles, California		90066

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (310) 827-2737

Not Applicable

(Former name or former address, if changed since last report.)

INFORMATION TO BE INCLUDED IN THE REPORT

Introductory Note

The registrant is filing this Form 8-K/A to include the pro forma financial information for Mercury Air Group, Inc. as of March 31, 2004 giving effect to the registrant’s sale on April 12, 2004 of 100% of the outstanding common stock in Mercury Air Centers, Inc. to Allied Capital Corporation as discussed below. The Form 8-K is therefore amended and restated in its entirety to read as follows:

Item 2. Acquisition or Disposition of Assets

Mercury Air Group, Inc. (the “Company”) announced that its shareholders approved the sale of all of the outstanding shares of stock of Mercury’s wholly owned subsidiary, Mercury Air Centers, Inc. (“Air Centers”), to Allied Corporation (“Allied”) at its annual shareholders’ meeting held on April 12, 2004. Upon ratification of the shareholders’ vote, the Company closed the sale transaction with Allied with the Company receiving total consideration in cash of $76,349,000,an increase of $3,000,000 from the consideration previously agreed upon between the Company and Allied, subject to adjustment based upon the determination of Air Centers’ net working capital at closing. The purchase price was determined in arm’s-length negotiations between the parties. The assets sold through the sale of the shares of stock of Air Centers consists of all of the assets of the Company’s FBO business excluding the Company’s FBO located at the Long Beach Airport which the Company will retain and continue to operate.

The total consideration received by the Company was used to; a) prepay obligations, including principal and accrued interest, on certain long term debt amounting to $41,223,000; b) establish a cash collateral in the amount of $16,031,000 in support of currently outstanding letters of credit; c) fund an escrow account in the amount of $8,270,000 associated with the Hartsfield Airport FBO in Atlanta to be disbursed to the Company, under certain conditions, over a period not to exceed 5 years from the closing date dependent upon the award of and the terms and conditions of a new site lease for an FBO at the airport; and d) pay transaction costs of $1,590,000 with the Company realizing surplus proceeds of $9,235,000 for the payment of any income tax liability associated with this transaction and for general corporate purposes.

The long term debt obligations of the Company that were prepaid in full with the proceeds of this sale transaction were comprised of the following: a) $24,231,000 for the principal and accrued interest associated with the $24 million Senior Subordinated 12% Note purchased by Allied from J. H. Whitney Company concurrently with the execution of the stock purchase agreement between the Company and Allied on October 28, 2003; b) $8,517,000 for the principal and accrued interest associated with the term debt portion of the senior secured credit facility with Wells Fargo Foothill Corporation (“WFF”); c) $4,765,000 for the cash advances and accrued interest associated with the revolving line of credit of the senior secured credit facility with WFF; and d) $3,710,000 for the principal and accumulated interest for the three promissory notes issued in December 2003 by the Company relating to the settlement agreement with J O Hambro Capital Management and certain of its affiliates. After taking into consideration the prepayment of these debt obligations, the Company’s long term debt, including the current portion of long term debt, will be approximately $18,000,000.

The final amount of total consideration to be paid to the Company is dependent upon the determination of the amount of Air Centers’ net working capital as of the time of closing. In accordance with the terms of the Stock Purchase Agreement entered into by the Company and Allied on October 28, 2003, as amended from time-to-time (the “Stock Purchase Agreement”), the Company and Allied have agreed that if the amount of the Air Centers’ net working capital as of the closing date is in excess of $3,586,000, Allied will pay the difference to the Company or if the amount of the Air Centers’ net working capital as of the closing date is less than $3,586,000, the Company will pay the difference to Allied. It is expected that the determination of the Air Centers’ net working capital as of the closing date will be made within 45 days after the closing date.

The description of the transaction contemplated by the Stock Purchase Agreement contained in Item 2 of this Report on Form 8-K is qualified in its entirety by reference to the full text of the Stock Purchase Agreement which is incorporated by reference from Exhibits B-1, B-2, B-3, and B-4 of the Company’s Schedule 14-A, filed on March 19, 2004, and Exhibit 2.1, hereof.

Item 7. Financial Statements and Exhibits.

     (b) Pro forma financial information

Mercury Air Group, Inc. and Subsidiaries
Pro Forma Consolidated Financial Statements
(Unaudited)

The accompanying unaudited pro forma consolidated balance sheet of the Company as of March 31, 2004 and the pro forma consolidated statement of operations for the nine-month period ended March 31, 2004 and the twelve-month period ended June 30, 2003 present the pro forma adjustments and the resultant pro forma consolidated financial statements of the Company, taking into account the effect of the closing of the sale of Air Centers’, assuming: (1) for the pro forma consolidated balance sheet, the sale of Air Centers closed on March 31, 2004, the balance sheet date and (2) for the pro forma consolidated statement of operations, the sale of Air Centers occurred immediately prior to the beginning of the Company’s fiscal year, respectively.

The unaudited pro forma consolidated balance sheet is based on the following: 1) the historical consolidated balance sheet as of March 31, 2004 was derived from the unaudited financial statements and management’s discussion and analysis included in the quarterly report on Form 10-Q filed with the Securities and Exchange Commission (“SEC”) for the quarterly period ended March 31, 2004; 2) total consideration received by the Company from the sale of Air Centers at closing was $76,349,000 and was used to; a) prepay the outstanding principal on the senior secured credit facility (the “Facility”) due Wells Fargo Foothill Corporation (“WFF”), comprised of both a term loan and a revolving credit facility, in the amount of $14,471,000; b) pay fees associated with the Facility of $311,000; c) establish a cash collateral with WFF in the amount of $16,031,000 in support of issued and outstanding letters of credit issued under the terms of the Facility; d) prepay the outstanding principal, including the amount of accrued interest payable-in- kind (“PIK”), on the $24 million Senior Subordinated Note (the “Note”) of $24,120,000 to Allied; e) pay fees associated with the Note of $30,000; f) prepay the outstanding principal, including the amount of accumulated PIK interest, on three promissory notes issued in December 2003 by the Company relating to the settlement agreement with J O Hambro Capital Management and certain of its affiliates (the “Hambro Notes”) in the amount of $3,695,000; g) establish an escrow account associated with Hartsfield International Airport FBO in Atlanta in the amount of $8,270,000 to be distributed to the Company, either in whole or in part under certain conditions, over a period not to exceed five years from the date of closing; and h) pay for transaction related fees and expenses of $1,873,000. After satisfying the obligations noted above, the Company received $7,548,000.

The pro forma consolidated statements of operations are based on the following: 1) the historical results of operations for the Company for the nine-month period ended March 31, 2004 were derived from the unaudited financial statements and management’s discussion and analysis included in the Company’s quarterly report on Form 10-Q filed with the SEC for the quarterly period ended March 31, 2004; 2) the historical results of operations of the Company for the twelve-month period ended June 30, 2003 were derived from the audited financial statements included in the Company’s annual report on Form 10-K filed with the SEC for the fiscal year ended June 30, 2003; 3) the elimination of the revenue and expenses directly associated with the Air Centers; 2) the reduction of interest expense and other debt service costs associated with the debt repaid with the proceeds from the FBO Sale; and 4) corporate related expense reductions for expenses incurred by the Company directly for the benefit of Air Centers. The pro forma consolidated statement of operations does not reflect the expected net gain to be realized by the Company as a result of the FBO Sale nor does it assume any return on the investment of the surplus cash proceeds either into treasury investment instruments or business activities.

The pro forma financial statements and the accompanying notes (“Pro Forma Financial Information”) should be read in conjunction with, and are qualified by, the Company’s historical financial statements and notes thereto.

The Pro Forma Financial Information is intended for informational purposes only and is not necessarily indicative of the results that would have occurred had the disposition occurred as of the dates noted previously; nor is the information necessarily indicative of the results that may occur in the future.

MERCURY AIR GROUP, INC. AND SUBSIDIARIES
PRO FORMA CONSOLIDATED BALANCE SHEET
(Unaudited)

	Actual as of	Less:	Plus:		Pro Forma as of
ASSETS	March 31,	Mercury	Transaction		March 31,
	2004	Air Centers	Related		2004
CURRENT ASSETS:
Cash and cash equivalents	$1,822,000	($39,000)	$7,548,000	(1)	$9,409,000
Trade accounts receivable, net of allowance for doubtful accounts	58,954,000	11,183,000	3,025,000	(2)	50,796,000
Inventories, principally aviation fuel	3,867,000	3,023,000			844,000
Prepaid expenses and other current assets	9,017,000	185,000	(1,228,000)	(3)	7,604,000
Deferred taxes, current	901,000				901,000

TOTAL CURRENT ASSETS	74,561,000	14,352,000	9,345,000		69,554,000
PROPERTY, EQUIPMENT AND LEASEHOLDS , net of accumulated depreciation and amortization	57,789,000	47,120,000			10,669,000
NOTES RECEIVABLE , net of allowance for doubtful accounts	1,034,000				1,034,000
DEFERRED INCOME TAXES , LONG TERM	1,961,000				1,961,000
GOODWILL	4,389,000				4,389,000
OTHER INTANGIBLE ASSETS	808,000	58,000			750,000
RESTRICTED CASH			24,300,000	(4)	24,300,000
OTHER ASSETS	3,869,000	281,000	(2,575,000)	(5)	1,013,000

TOTAL ASSETS	$144,411,000	$61,810,000	$31,070,000		$113,670,000

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$38,358,000	$5,844,000	$1,987,000	(6)	$34,501,000
Accrued expenses and other current liabilities	15,672,000	1,898,000	(1,985,000)	(7)	11,789,000
Current portion of long-term debt	3,145,000		(3,000,000)	(8)	145,000

TOTAL CURRENT LIABILITIES	57,175,000	7,742,000	(2,998,000)		46,435,000
LONG-TERM DEBT	29,286,000		(11,471,000)	(8)	17,815,000
DEFFERRED GAIN	0		7,849,000	(9)	7,849,000
DEFERRED RENT	1,414,000				1,414,000
DEFERRED INCOME TAXES			2,969,000	(10)	2,969,000
SENIOR SUBORDINATED NOTE	23,697,000		(23,697,000)	(11)	0
SUBORDINATED NOTE	3,586,000		(3,586,000)	(12)	0
OTHER LONG TERM LIABILITIES	1,057,000				1,057,000
MINORITY INTEREST	182,000				182,000

TOTAL LIABILITIES	116,397,000	7,742,000	(30,934,000)		77,721,000

MANDATORILY REDEEMABLE PREFERRED STOCK	509,000				509,000
STOCKHOLDER’S EQUITY
Common stock	30,000				30,000
Additional paid-in capital	20,752,000				20,752,000
Retained earnings	10,353,000		7,752,000	(13)	18,105,000
Comprehensive loss	6,000				6,000
Notes receivable from sale of stock	(3,636,000)		183,000	(14)	(3,453,000)

TOTAL STOCKHOLDERS’ EQUITY	27,505,000	—	7,935,000		35,440,000

TOTAL LIABILITIES AND STOCKHOLDER’S EQUITY	$144,411,000	$7,742,000	($22,999,000)		$113,670,000

Notes to the Unaudited Pro Forma Consolidated Balance Sheet as of March 31, 2004

1.	The surplus cash from the FBO Sale as of March 31, 2004 is $7,548,000

2.	As of March 31, 2004, Air Centers’ net working capital amounted to $6,611,000 resulting in an additional amount due the Company for the Net Working Capital Adjustment of $3,025,000.

3.	The amount of prepaid expenses on the Company’s books incurred as a result of the FBO Sale as of March 31, 2004, amounted to $1,228,000.

4.	Restricted cash is comprised of the following items: a) $8,270,000 associated with the escrow account established for the FBO operations at the Hartsfield International Airport in Atlanta; b) $16,030,000 to provide cash collateral for the Company’s outstanding letters of credit as of March 31, 2004. The restricted cash associated with the Atlanta FBO is due to be disbursed, under certain circumstances, in equal payments on each of the first five anniversary dates of the close of the FBO Sale. If the Atlanta FBO lease is renewed with Air Centers being awarded the lease, a pro forma calculation will be made of the projected EBITDA taking into consideration the new lease terms and a comparison will be made to the enterprise value assigned to the Atlanta FBO upon closing and the enterprise value based on the new lease terms and the remaining amount in escrow will be disbursed to the Company and Allied based on the ratio of the new enterprise value to the sale enterprise value. The amount of restricted cash to support the letters of credit would be available for the Company’s general corporate purposes upon the Company entering into a new Senior Credit Facility using the Company’s working capital as collateral for the new Senior Credit Facility.

5.	The amount of unamortized deferred debt issuance costs associated with the Senior Secured Credit Facility and the $24 million Senior Subordinated 12% Note as of March 31, 2004, which were written-off upon repayment of those obligations, amounted to $2,575,000.

6.	The estimated current income tax liability resulting from this transaction is $1,987,000.

7.	As of March 31, 2004 the Company had an accumulated reserve for the premium on the $24 million Senior Secured 12% Note of $2,753,000, which was written-off. The Company is expected to accrue additional expenses in the amount of $768,000 associated with the FBO sale.

8.	The Company prepaid the outstanding principal on the term loan and the outstanding cash advances on the revolving line of credit on the Senior Secured Credit Facility at the time of closing the FBO Sale. As of March 31, 2004, the outstanding principal on the term loan was $9,500,000, with $3,000,000 classified as current portion of long term debt on the consolidated balance sheet, and the outstanding cash advance was $4,971,000.

9.	The deferred gain of $7,849,000 represents the amount of deferred gain associated with the Atlanta FBO. The amount and timing of the recognition of the deferred gain will be determined as funds are distributed to the Company from the escrow account established for the Atlanta FBO.

10.	The amount of deferred income tax liability as a result of the transaction is $2,969,000.

11.	The Company prepaid the outstanding principal on the $24 million Senior Subordinated 12% Note at the close of the FBO Sale.

12.	The Company prepaid the outstanding principal on the Hambro Notes, issued on December 12, 2003 to repurchase 343,600 shares of the Company’s common stock and to settle any disputes with J O Hambro, at the close of the FBO Sale.

13.	As of March 31, 2004, the Company would report a net gain of $7,752,000 on the FBO Sale.

14.	The Company wrote off the unamortized outstanding principal on the non-recourse loan granted to an executive of Air Centers’ in connection with the Company’s 2002 Management Stock Purchase Plan in the amount of $183,000 on the close of the FBO sale.

MERCURY AIR GROUP, INC. AND SUBSIDIARIES
PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
(Unaudited)

	Actual	Less:	Plus:		Pro Forma
	Nine Months Ended	Mercury Air	Transaction		Nine Months Ended
	3/31/2004	Centers	Related		3/31/2004
Sales and Revenue
Sales	$269,640,000	$45,686,000			$223,954,000
Service Revenue	70,796,000	24,001,000			46,795,000

Total sales and revenue	340,436,000	69,687,000			270,749,000
Costs and Expenses
Cost of sales	241,307,000	25,680,000			215,627,000
Operating expenses	80,666,000	35,615,000			45,051,000

Total costs and expenses	321,973,000	61,295,000			260,678,000
Gross margin	18,463,000	8,392,000			10,071,000

Expenses(Income)
Selling, general and administrative	7,838,000		(375,000)	(1)	7,463,000
Provision for bad debts	421,000	116,000			305,000
Depreciation and amortization	6,405,000	4,004,000			2,401,000
Interest expense	6,240,000		(5,485,000)	(2)	755,000
Hambro settlement costs	1,799,000				1,799,000
Interest income	(286,000)	(15,000)			(271,000)

Total expenses (income)	22,417,000	4,105,000	(5,860,000)		12,452,000
Income(loss) from continuing operations before income tax provision(benefit)	(3,954,000)	4,287,000	5,860,000		(2,381,000)
Provision for (Benefit from) income tax	(316,000)	1,672,000	2,285,000	(3)	297,000

	(3,638,000)	2,615,000	3,575,000		(2,678,000)
Accrued preferred stock dividend	(28,000)	0	0		(28,000)

Loss available to common stockholders	($3,666,000)	$2,615,000	$3,575,000		($2,706,000)

Weighted average number of common and common equivalent shares outstanding during the period:
Basic:	3,113,858				2,893,954
Diluted:	3,113,858				2,893,954
Net (Loss) Income Per Common Share:
Basic:	($1.18)				($0.94)
Diluted:	($1.18)				($0.94)

Notes to the Unaudited Pro Forma Consolidated Statement of Operations
for the nine-month period ended March 31, 2004:

1.	Corporate payroll and benefit expenses would have decreased by $375,000 as a result of the elimination of services performed for Air Centers upon the disposition of the Air Centers.

2.	The Company, as a result of the prepayment of the outstanding balances associated with the Senior Secured Credit Facility and the $24 million Senior Subordinated 12% Notes, would have incurred lower interest expense due to the lower outstanding debt.

3.	It is assumed that the income tax rate applicable to the pro forma adjustment would be at the Company’s incremental federal and state income tax rate.

MERCURY AIR GROUP, INC
PROFORMA CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE TWELVE MONTH PERIOD ENDED JUNE 30, 2003
(Unaudited)

	Actual	Mercury Air	Air Center		Pro Forma
	Fiscal 2003	Centers	Sales Adj.		Fiscal 2003
Sales and Revenue
Sales	$337,217,000	$61,564,000			$275,653,000
Service Revenue	91,798,000	34,685,000			57,113,000

Total sales and revenue	429,015,000	96,249,000			332,766,000
Costs and Expenses
Cost of sales	298,686,000	34,350,000			264,336,000
Operating expenses	104,366,000	49,045,000			55,321,000

Total costs and expenses	403,052,000	83,395,000			319,657,000
Gross margin	25,963,000	12,854,000			13,109,000

Expenses(Income)
Selling, general and administrative	10,818,000		(564,000)	(1)	10,254,000
Provision for bad debts	1,648,000	456,000			1,192,000
Depreciation and amortization	7,963,000	5,179,000			2,784,000
Interest expense	7,956,000		(6,717,000)	(2)	1,239,000
Write-off of deferred financing costs	1,773,000				1,773,000
Loss in investments	196,000				196,000
Interest income	(122,000)	(22,000)			(100,000)

Total expenses (income)	30,232,000	5,613,000	(7,281,000)		17,338,000
Income(loss) from continuing operations before income tax provision(benefit)	(4,269,000)	7,241,000	7,281,000		(4,229,000)
Provision for (Benefit from) income tax	(1,471,000)	2,824,000	2,840,000	(3)	(1,455,000)

	(2,798,000)	4,417,000	4,441,000		(2,774,000)
Accrued preferred stock dividend	(19,000)	0	0		(19,000)

Loss available to common stockholders	($2,817,000)	$4,417,000	$4,441,000		($2,793,000)

Weighted average number of common and common equivalent shares outstanding during the period:
Basic:	3,263,000				2,919,400
Diluted:	3,263,000				2,919,400
Net (Loss) Income Per Common Share:
Basic:	($0.86)				($0.96)
Diluted:	($0.86)				($0.96)

Notes to the Unaudited Pro Forma Consolidated Statement of Operations
for the twelve-month period ended June 30, 2003:

1.	Corporate payroll and benefit expenses will decrease by $564,000 as a result of the elimination of services performed for the FBO’s upon the disposition of the FBO’s rendered at the corporate level for which the Company does not allocate to the business segment level. This does not reflect any additional corporate expense reductions that may be realized after the close of the sale of Air Centers.

2.	The Company, as a result of the prepayment of the outstanding balances associated with the Senior Secured Credit Facility and the $24 million Senior Subordinated 12% Notes, will have lower interest expense due to the lower outstanding debt.

     3. It is assumed that the income tax rate applicable to the pro forma adjustment would be at the Company’s incremental federal and state rate.

     (c) Exhibits

Exhibit
Number
2.1	Settlement Statement Dated as of April 12, 2004. (1)
2.2	Closing Escrow Agreement dated as of April 5, 2004, among the Company, Allied and Wachovia Bank National Association, as escrow agent. (1)
2.3	Stock Purchase Agreement dated October 28, 2003 (2)
2.4	Amendment to Stock Purchase Agreement dated December 10, 2003 (2)
2.5	Amendment to Stock Purchase Agreement dated January 14, 2004 (2)
2.6	Amendment to Stock Purchase Agreement dated February 13, 2004 (2)
99.1	Press Release of Mercury Air Group, Inc. dated as of April 12, 2004. (1)

(1)	Previously filed with the Company’s original report on Form 8-K dated April 12, 2004

(2)	Incorporated by reference from Exhibits B-1, B-2, B-3 and B-4, respectively, of the Company’s Schedule 14A filed on March 19, 2004

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERCURY AIR GROUP, INC. (Registrant)

Date May 24, 2004	/s/ Robert Schlax

Robert Schlax Vice President of Finance and Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Exhibit Description
2.1	Settlement Statement Dated as of April 12, 2004. Such document was previously filed as an Exhibit to the Company’s original Form 8-K dated April 12, 2004 and is incorporated herein by reference.
2.2	Closing Escrow Agreement dated as of April 5, 2004, among the Company, Allied and Wachovia Bank National Association, as escrow agent. Such document was previously filed as an Exhibit to the Company’s original Form 8-K dated April 12, 2004 and is incorporated herein by reference.
99.1	Press Release of Mercury Air Group, Inc. dated April 12, 2004. Such document was previously filed as an Exhibit to the Company’s original Form 8-K dated April 12, 2004 and is incorporated herein by reference.